Exhibit 10.38
TOLLGRADE COMMUNICATIONS, INC.
2006 LONG-TERM INCENTIVE COMPENSATION PLAN
NON-EMPLOYEE DIRECTOR
RESTRICTED SHARES AGREEMENT
     This Non-Employee Director Restricted Shares Agreement effective as of _________, 20___ (the “Effective Date”), is by and between Tollgrade Communications, Inc., a Pennsylvania corporation (the “Company”), and _________ (“Participant”).
     WHEREAS, the Company desires to issue, and the Participant desires to receive, a grant of restricted shares of the common stock of the Company, pursuant to the terms described herein.
     NOW, THEREFORE, in consideration of the terms and conditions contained herein and intending to be legally bound hereby, the parties agree as follows:
1.      Definitions. Whenever used in this Agreement, the following words and phrases when capitalized shall have the meanings ascribed below. To the extent not defined herein, capitalized terms shall have the meanings set forth in the Plan.
(a)	“Agreement” means this Non-Employee Director Restricted Shares Agreement between the Participant and the Company.
(b)	“Change in Control” shall have the meaning set forth in Section 2.7 of the Plan.
(c)	“Committee” shall have the meaning set forth in Section 2.9 of the Plan.
(d)	“Disability” shall mean a disability within the meaning of Section 422(c)(6) of the Internal Revenue Code of 1986, as amended from time to time.
(e)	“Grant Date” means the date the Restricted Shares were granted, as set forth in Section 2 hereof.
(f)	“Plan” means the Company’s 2006 Long-Term Incentive Compensation Plan, as amended.
(g)	“Restricted Shares” shall mean those shares of the Company’s common stock, par value $.20, issued pursuant to the restrictions set forth in this Agreement.
2.      Issuance of Restricted Shares. Effective as of ___, 20___ (the “Grant Date”), the Company awards to the Participant the right to receive, after and to the extent the restrictions lapse or are earned, _________ (___) Restricted Shares in accordance with this Agreement and as a Restricted Stock Award subject to the terms and conditions of the Plan, which are incorporated herein. Participant hereby accepts the Restricted Shares and agrees with respect thereto to the terms and conditions set forth in this Agreement and the Plan.
3.      Vesting and Forfeiture. The Restricted Shares shall become vested and the restrictions thereon shall terminate or lapse twelve (12) months from the Date of Grant regardless of whether the Participant is then serving as a Director of the Company; provided that, if the Participant ceases to be a Director of the Company by reason of removal for cause prior to the date such shares become fully vested hereunder, then all unvested Restricted Shares shall be forfeited by the Participant to the Company without payment of consideration by the Company, and neither Participant nor any of his or her successors, heirs, assigns or personal representatives shall have any right, title or interest in or to such Restricted Shares or the certificates evidencing them. All of the Restricted Shares shall vest in the event of a Change of Control of the Company or upon the death, Disability or Retirement of the Participant, as provided in the Plan.

4.      Delivery of Vested Restricted Shares. Upon vesting and the satisfaction of any tax withholding liability by the Participant, one or more stock certificates representing the vested Restricted Shares shall be delivered to Participant in accordance with this Agreement. The Participant shall notify the Company if he or she would prefer that the shares be provided in uncertificated form.
5.      Representations of Participant. Participant represents and warrants to the Company as follows:
     (a) Participant has received a copy of the Plan and has read and become familiar with the terms and conditions of the Plan and agrees to be bound, and to abide, by the Plan.
     (b) Participant has reviewed this Agreement, and fully understands all of the terms and conditions of this Agreement and the Plan.
     (c) Participant hereby accepts the Restricted Shares granted by this Agreement subject to all of the terms and conditions of this Agreement and the Plan.
6.      Restrictions on Transfer. The unvested Restricted Shares may not be sold, transferred, pledged, assigned or hypothecated until such shares become vested, as specified in Section 3 above. Any transfer in violation of this Section 6 shall be void and without any force or effect and shall constitute a breach of the terms and conditions of this Agreement and the Plan. Until such time that the Restricted Shares vest and are delivered to Participant, they shall be held by the Company, through its transfer agent.
8.      Dividend and Voting Rights. Subject to this Agreement, Participant shall have all of the rights of a shareholder with respect to the Restricted Shares, including unvested Restricted Shares while they are held by the Company, including the right to vote the Restricted Shares and to receive any and all dividends and other distributions made with respect to the Restricted Shares. Upon any forfeiture of any unvested Restricted Shares, Participant shall have no further rights with respect to those Restricted Shares, but the forfeiture of Restricted Shares shall not invalidate any votes or consents made or executed by Participant with respect to those Restricted Shares before their forfeiture or create any obligation to repay any cash dividend or other cash distribution received with respect to those Restricted Shares before their forfeiture.
9.      Capital Adjustments and Distributions. The number of the Restricted Shares shall be adjusted in accordance with Section 4.4 of the Plan. Any new, substituted, or additional securities or other property (including any money paid other than as a regular cash dividend) that is, by reason of any stock dividend, stock split, recapitalization, or other change in the outstanding Common Stock, distributed on or with respect to, or exchanged for, any unvested Restricted Shares shall immediately be subject to the Restrictions, all to the same extent as those unvested Restricted Shares on or with respect to which such distribution or exchange was made.
10.      Legend. If the Company so determines, any share certificate(s) representing the unvested Restricted Shares may be endorsed with the following legend, in addition to any legend required under applicable securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AND TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER. NONE OF THE SHARES MAY BE TRANSFERRED EXCEPT AS SET FORTH IN THAT CERTAIN RESTRICTED SHARES AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL PARTICIPANT OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
10.      Withholding of Tax. To the extent the receipt of the Restricted Shares or the vesting of any such shares results in compensation or wages to Participant for federal, state or local tax purposes, Participant shall deliver to the Company at the time of such receipt or vesting, as the case may be, such amount of money as the Company may require to meet all obligations under applicable tax laws or regulations, and if Participant fails to do so, the Company is authorized to withhold or cause to be withheld from any cash or stock remuneration then or thereafter payable to Participant any tax required to be withheld by reason of such resulting compensation income or wages.
11.      Indemnification. The Participant indemnifies and holds harmless the Company from and against any and all loss, damages, liability or expense, including costs and reasonable attorneys’ fees, to which the Company may be put or may incur by reason of or in connection with any misrepresentation made by the Participant, any breach of the Participant’s warranties, or the Participant’s failure to fulfill any of his or her covenants or agreements set forth herein.
12.      Effectiveness and Term. This Agreement is effective upon the Effective Date, and it shall continue in effect until (i) the vesting and the satisfaction of all of the corresponding tax withholding liability regarding all of the Restricted Shares or (ii) the Restricted Shares are forfeited such that all of the Restricted Shares are transferred to the Company and/or its assignee(s), unless sooner terminated by the Parties.
14.      Interpretation of Plan and Agreement. This Agreement is a Restricted Stock Award Agreement referred to in Section 8.2 of the Plan. If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control. However, there may be provisions in this Agreement not contained in the Plan, which provisions shall nonetheless be effective. In addition, to the extent that provisions of the Plan are expressly modified for purposes of this Agreement pursuant to authorization in the Plan, the provisions of this Agreement shall control. Any dispute or disagreement which shall arise under or in any way relate to the construction or interpretation of the Plan or this Agreement shall be resolved by the Committee, and the decision of the Committee shall be final, binding and conclusive for all purposes.
15.      Effect of Agreement on Rights of Company and Participant. This Agreement does not confer any rights on the Participant to continue as a Director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board to elect and remove Directors.
16.      Binding Effect. This Agreement shall be binding upon the successors and assigns of the Company and upon the legal representatives, heirs and legatees of the Participant.
17.      Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral or written, between the parties with respect to the subject matter of this Agreement.
18.      Amendment. This Agreement may be amended only a written instrument signed by the Company and the Participant.
19.      Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.
IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the Effective Date.

TOLLGRADE COMMUNICATIONS, INC.

By:

Title:

PARTICIPANT

Signature:

Print Name:

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